INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of the Cantor Fitzgerald Energy Fund on Form N-2 of our report dated July 29, 2026, with respect to our audit of the financial statements of the Cantor Fitzgerald Energy Fund as of March 31, 2026 and for period September 20, 2024 (organization) to March 31, 2026.

We also consent to the reference to our Firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ UHY LLP

Melville, NY

July 29, 2026